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                                                                     EXHIBIT 8


                              JENKENS & GILCHRIST
                           A Professional Corporation
                                 1100 Louisiana
                                   Suite 1800
                              Houston, Texas 77002


                               November 18, 1996



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas  77060

Gentlemen:

         We have acted as tax counsel to Swift Energy Company, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of (i) Convertible Subordinated Notes due 2006 (the "Notes") in the principal amount of $115,000,000 (including $15,000,000 principal amount of Notes issuable upon exercise of an over-allotment option granted to the underwriters) and (ii) an indeterminate number of shares of the Company's common stock, par value $.01 per share, issuable upon conversion of the Notes (the "Conversion Shares").

         In connection with this representation, we have examined the following documents and instruments;

                 a. a Registration Statement on Form S-3 (the "Registration Statement") including the Prospectus contained therein, filed with the Securities Exchange Commission (the "Commission") on October 24, 1996, pertaining to the registration of the Notes and the Conversion Shares;

                 b. Pre-Effective Amendment No. 1 to the Registration Statement filed with the Commission November 4, 1996, including the Prospectus contained therein dated November 4, 1996;

                 c. Pre-Effective Amendment No. 2 to the Registration Statement to be filed with the Commission November 19, 1996; and

                 d. a form of Indenture proposed to be entered into between the Company and Bank One, Columbus, N.A., as Trustee, pertaining to the Notes.
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         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In rendering this opinion we have relied upon the facts and disclosures set forth in the Registration Statement and the Indenture regarding the offering and terms of the Notes and Conversion Shares issuable upon conversion of the Notes. We have not independently verified the accuracy of such representations or the matters set forth in such documents or records. As to certain facts material to this opinion, we have assumed that all signatures on all documents presented to use are genuine, that all documents submitted to us as originals are accurate and complete, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents.

         Based on the foregoing, this firm is of the opinion that the discussion in the Registration Statement under the caption "Certain United States Tax Considerations" is an accurate summary of the material federal income tax consequences related to the issuance of the Notes. This firm's opinion is based on the provisions of the Internal Revenue Code of 1986, as amended, proposed regulations which have not yet taken effect and which may not be finally adopted in their current form, and regulations, rulings and judicial decisions now in effect, all of which are subject to change. Any such changes may be retroactive with respect to transactions entered into prior to the date of such changes and could modify this firm's opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters." In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Respectfully submitted,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation



                                        By: /s/ ANDRIUS R. KONTRIMAS
                                            ----------------------------------
                                            Andrius R. Kontrimas
                                            Authorized Signatory